                                  (EXHIBIT 11)

                         CONCORDE CAREER COLLEGES, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                                                      Basic EPS                    Diluted EPS
                                                     Nine Months                   Nine Months
                                                Ended September 30,            Ended September 30,
                                                -------------------            -------------------
                                                  2002          2001            2002           2001
                                                  ----          ----            ----           ----
Weighted average shares outstanding ........   3,992,000     3,929,000        3,992,000     3,929,000
Options ....................................                                    333,000       215,000
Debt/nondetachable warrants ................                                  1,287,000     1,287,000
Convertible preferred stock ................                                    533,000
                                             -----------   -----------      -----------     ---------
Adjusted weighted average shares ...........   3,992,000     3,929,000        6,145,000     5,431,000
                                             ===========   ===========      ===========   ===========

Net income ................................. $ 3,167,000   $ 1,149,000      $ 3,167,000   $ 1,149,000
Interest on convertible debt, net of tax ...                                     81,000        80,000
Class B preferred stock accretion ..........    (161,000)     (172,000)                      (172,000)
                                             -----------   -----------      -----------   -----------
Income available to common shareholders .... $ 3,006,000   $   977,000      $ 3,248,000   $ 1,057,000
                                             ===========   ===========      ===========   ===========
Net income per share ....................... $       .75   $       .25      $       .53   $       .19
                                             ===========   ===========      ===========   ===========

                                                      Basic EPS                    Diluted EPS
                                                    Three Months                   Three Months
                                                Ended September 30,            Ended September 30,
                                                --------------------           -------------------
                                                  2002          2001            2002           2001
                                                  ----          ----            ----           ----
Weighted average shares outstanding ........   3,996,000     4,024,000        3,996,000     4,024,000
Options ....................................                                    358,000       274,000
Debt/nondetachable warrants ................                                  1,287,000     1,287,000
Convertible preferred stock ................                                    533,000       533,000
                                             -----------   -----------      -----------   -----------
Adjusted weighted average shares ...........   3,996,000     4,024,000        6,174,000     6,118,000
                                             ===========   ===========      ===========   ===========

Net income ................................. $ 1,333,000   $   676,000      $ 1,333,000   $   676,000
Interest on convertible debt, net of tax ...                                     27,000        27,000
Class B preferred stock accretion ..........     (55,000)      (54,000)
                                             -----------   -----------      -----------   -----------
Income available to common shareholders .... $ 1,278,000   $   622,000      $ 1,360,000   $   703,000
                                             ===========   ===========      ===========   ===========
Net income per share ....................... $       .32   $       .15      $       .22   $       .11
                                             ===========   ===========      ===========   ===========

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